Exhibit 99.1
Starbucks Reports Q4 and Full Year Fiscal 2022 Results
Q4 Consolidated Net Revenues Up 3%; Up 11% on a 13-week basis to a Record $8.4 Billion
Q4 Comparable Store Sales Up 7% Globally; Up 11% in the U.S. and Double Digits Internationally, excluding China
Q4 GAAP EPS $0.76; Non-GAAP EPS of $0.81 Driven by Strong September Performance; Reinvention Materializing
China Surpasses 6,000 Stores, Pushing Global Store Count to Record 35,711
Active Starbucks® Rewards Membership Up 16% in the U.S. in Q4 to 28.7 Million Members

SEATTLE; November 3, 2022 – Starbucks Corporation (Nasdaq: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week fiscal year ended October 2, 2022. The comparable prior-year periods in fiscal 2021 included 14- and 53-weeks, respectively. GAAP results in fiscal 2022 and fiscal 2021 include items that are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal 2022 Highlights

•Global comparable store sales increased 7%, primarily driven by an 8% increase in average ticket
◦North America and U.S. comparable store sales increased 11%, driven by a 10% increase in average ticket and a 1% increase in comparable transactions
◦International comparable store sales decreased 5%, driven by a 5% decline in comparable transactions and a 1% decline in average ticket; China comparable store sales decreased 16%, driven by a 17% decline in comparable transactions, partially offset by a 1% increase in average ticket
•The company opened 763 net new stores in Q4, ending the period with 35,711 stores globally: 51% company-operated and 49% licensed
◦At the end of Q4, stores in the U.S. and China comprised 61% of the company’s global portfolio, with 15,878 stores in the U.S. and 6,021 stores in China
•Consolidated net revenues up 3%, or 11% on a 13-week basis, to a record $8.4 billion, inclusive of a 3% unfavorable impact from foreign currency translation
•GAAP operating margin of 14.2% decreased 400 basis points from 18.2% in the prior year, primarily driven by investments and growth in labor including enhanced store partner wages as well as increased spend on new partner training, inflationary pressures, coupled with sales deleverage related to COVID-19 restrictions in China, partially offset by strategic pricing, primarily in North America and sales leverage across markets outside of China
◦Non-GAAP operating margin of 15.1% decreased from 19.5% in the prior year, or 18.9% on a 13-week basis
•GAAP earnings per share of $0.76, down from $1.49 in the prior year
◦Non-GAAP earnings per share of $0.81, down from $0.99 in the prior year, or $0.89 on a 13-week basis
•Starbucks Rewards loyalty program 90-day active members in the U.S. increased to 28.7 million, up 16% year-over-year

Full Year Fiscal 2022 Highlights
•Global comparable store sales increased 8%, driven by a 5% increase in average ticket and a 2% increase in comparable transactions
◦North America comparable store sales increased 12%, driven by a 7% increase in average ticket and a 5% increase in comparable transactions; U.S. comparable store sales increased 12%, driven by an 8% increase in average ticket and a 4% increase in comparable transactions
◦International comparable store sales decreased 9%, driven by a 5% decline in comparable transactions and a 4% decline in average ticket; China comparable store sales decreased 24%, driven by a 22% decline in comparable transactions and a 3% decline in average ticket
•Consolidated net revenues up 11%, or 13% on a 52-week basis, to a record $32.3 billion, inclusive of a 2% unfavorable impact from foreign currency translation

•GAAP operating margin of 14.3% decreased 250 basis points from 16.8% in the prior year, primarily driven by investments and growth in labor including enhanced store partner wages, inflationary pressures, as well as sales deleverage related to COVID-19 restrictions in China, partially offset by sales leverage across markets outside of China and strategic pricing, primarily in North America
◦Non-GAAP operating margin of 15.1% decreased from 18.0% in the prior year, or 17.8% on a 52-week basis
•GAAP earnings per share of $2.83, down from $3.54 in the prior year
◦Non-GAAP earnings per share of $2.96, down from $3.20 in the prior year, or $3.10 on a 52-week basis

“We saw accelerating demand for Starbucks coffee around the world in Q4 and throughout the year,” said Howard Schultz, interim chief executive officer. “And our Q4 results demonstrate early evidence of the success of our U.S. Reinvention investments. Reinvention will touch, and elevate, every aspect of our Starbucks partner, customer and store experiences, and ideally position Starbucks to deliver accelerated, sustainable, long-term, profitable growth and value creation beginning in 2023,” Schultz added.

“We are incredibly proud of our Q4 performance, and our 2023 guidance sets the stage for another year of record performance,” commented Rachel Ruggeri, chief financial officer.
Q4 North America Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 2, 2022	Oct 3, 2021
	(13 Weeks Ended)	(14 Weeks Ended)
Change in Comparable Store Sales (1)	11%	22%
Change in Transactions	1%	18%
Change in Ticket	10%	3%
Store Count	17,295	16,826	3%
Revenues	$6,134.4	$5,763.0	6%
Operating Income	$1,141.8	$1,255.8	(9)%
Operating Margin	18.6%	21.8%	(320) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the North America segment grew 6% (15% on a 13-week basis) over Q4 FY21 to $6.1 billion in Q4 FY22, primarily driven by an 11% increase in company-operated comparable store sales, driven by a 10% increase in average ticket and a 1% increase in transactions, net new store growth of 3% over the past 12 months and strength in our licensed store sales. These increases were partially offset by the impact of the extra week in fiscal 2021.

Operating income decreased to $1.1 billion in Q4 FY22 compared to $1.3 billion in Q4 FY21. Operating margin of 18.6% contracted from 21.8% in the prior year, primarily driven by investments and growth in labor including enhanced store partner wages as well as increased spend on new partner training, coupled with higher commodity and supply chain costs due to inflationary pressures. This contraction was partially offset by strategic pricing and sales leverage.

Q4 International Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 2, 2022	Oct 3, 2021
	(13 Weeks Ended)	(14 Weeks Ended)
Change in Comparable Store Sales (1)	(5)%	3%
Change in Transactions	(5)%	6%
Change in Ticket	(1)%	(2)%
Store Count	18,416	17,007	8%
Revenues	$1,777.0	$1,914.6	(7)%
Operating Income	$217.6	$377.4	(42)%
Operating Margin	12.2%	19.7%	(750) bps
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Net revenues for the International segment declined 7% (1% lower on a 13-week basis) over Q4 FY21 to $1.8 billion in Q4 FY22, primarily driven by an 11% unfavorable impact from foreign currency translation, the impact of the extra week in fiscal 2021, as well as a 5% decline in comparable store sales, primarily attributable to COVID-19 related restrictions in China. These decreases were partially offset by growth in our licensed store revenue including higher product sales, royalty revenues and the conversion of the Korea market from a joint venture to a fully licensed market in Q4 FY21, as well as net new store growth of 8% over the past 12 months.

Operating income decreased to $217.6 million in Q4 FY22 compared to $377.4 million in Q4 FY21. Operating margin of 12.2% contracted from 19.7% in the prior year, primarily driven by sales deleverage related to COVID-19 restrictions in China, lower government subsidies as well as investments in store partners. This contraction was partially offset by strategic pricing and sales leverage across markets outside of China.
Q4 Channel Development Segment Results

	Quarter Ended		Change (%)
($ in millions)	Oct 2, 2022	Oct 3, 2021
	(13 Weeks Ended)	(14 Weeks Ended)
Revenues	$483.7	$438.3	10%
Operating Income	$244.6	$219.8	11%
Operating Margin	50.6%	50.1%	50 bps

Net revenues for the Channel Development segment grew 10% (16% on a 13-week basis) over Q4 FY21 to $483.7 million in Q4 FY22, driven by growth in the Global Coffee Alliance and global ready-to-drink business, partially offset by the extra week in Q4 FY21.

Operating income increased to $244.6 million in Q4 FY22 compared to $219.8 million in Q4 FY21. Operating margin of 50.6% expanded from 50.1% in the prior year, primarily due to business mix shift.

Fiscal 2023 Financial Targets

The company will discuss fiscal year 2023 financial targets, originally introduced at Starbucks 2022 Investor Day, during its Q4 FY22 and Full Year earnings conference call starting today at 2:00 p.m. Pacific Time. These items can be accessed on the company's Investor Relations website during and after the call. The company uses its website as a tool to disclose important information about the company and comply with its disclosure obligations under Regulation Fair Disclosure.

Company Updates

1.In August, the company installed its first charging station at a Starbucks store in Provo, Utah as part of its pilot program with Volvo Cars to electrify the driving route from the Colorado Rockies to Seattle.

2.In August, the company announced the elimination of the chief operating officer role in connection with a redesign of the organizational structure. John Culver departed from the role of group president, North America and chief operating officer effective October 1, 2022 and will serve in an advisory capacity to Starbucks through January 1, 2023.

3.In September and October, Mary N. Dillon and Javier Teruel resigned from the company's Board of Directors.

4.In September, the company announced that Laxman Narasimhan will become the company's next chief executive officer and member of the Starbucks Board of Directors. Narasimhan joined the company as incoming ceo on October 1, 2022 and will work closely with Howard Schultz, interim ceo, before assuming the ceo role and joining the Board on April 1, 2023.

5.In September, the company unveiled Starbucks Odyssey, a new experience powered by Web3 technology that will offer Starbucks Rewards members, including Starbucks partners (employees) in the U.S., the opportunity to earn and purchase digital collectible assets that will unlock access to new benefits and immersive coffee experiences.

6.In September, the company announced new financial benefits for partners, including My Starbucks Savings and a Student Loan Management Benefit, designed to help eligible partners manage student loan repayments and achieve greater financial stability. In October, additional well-being partner benefits were launched, including enhanced sick pay and mental health support, as well as updates to the family expansion reimbursement program.

7.In September, the company hosted its biennial Investor Day in Seattle where Starbucks leaders, including interim ceo, Howard Schultz, cfo, Rachel Ruggeri, and other executive leaders showcased the company’s Reinvention plan and growth strategy for the next three years. Presentations highlighted targeted investments and actions in partners, customers and stores, which we expect to brew a new era of growth.

8.In September, the company celebrated its 6,000th store in China. The new store marks the company's 1,000th in Shanghai, making it the first city in the world to pass the milestone.

9.Beginning in September, the company supported communities across North America and the Caribbean that were impacted by this year's hurricane season. The company remains committed to supporting disaster relief efforts on the ground by leveraging long-term nonprofit partnerships and tapping into our local teams to deliver critical support.

10.In October, the company announced a strategic partnership with Delta Air Lines that will offer members of Delta SkyMiles and Starbucks Rewards, two of America’s most highly regarded loyalty programs, the ability to unlock even more ways to earn rewards at Delta and Starbucks.

11.In October, Tata Starbucks Private Limited celebrated its 10th anniversary with the opening of the first Starbucks Reserve store in India, Starbucks Reserve Fort Mumbai in Mumbai, Maharashtra.

12.In October, the company announced it plans to sell the Seattle's Best Coffee brand to Nestlé to allow both companies to focus on their core strengths. The transaction is subject to both Board of Directors and customary regulatory approval.

13.The Board of Directors declared a cash dividend of $0.53 per share, payable on November 25, 2022, to shareholders of record as of November 11, 2022.

Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Howard Schultz, interim ceo, and other members of Starbucks executive leadership team. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Friday, December 2, 2022.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with more than 35,000 stores worldwide, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at stories.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein and in our investor conference call related to these results are “forward-looking” statements within the meaning of applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to trends in or expectations relating to the effects of our existing and any future initiatives, strategies, investments and plans, including our Reinvention plan, as well as trends in or expectations regarding our financial results and long-term growth model and drivers; our operations in the U.S. and China; our environmental, social and governance efforts; our partners; economic and consumer trends, including the impact of inflationary pressures; impact of foreign currency translation; pricing actions; the conversion of certain market operations to fully licensed models; our plans for our operations; our relationship and transactions with Nestlé, including our anticipated sale of Seattle's Best Coffee brand to Nestlé; tax rates; business opportunities, expansions and new initiatives, including Starbucks Odyssey; strategic acquisitions; our dividends programs; commodity costs and our mitigation strategies; our liquidity, cash flow from operations, investments, borrowing capacity and use of proceeds; continuing compliance with our covenants under our credit facilities and commercial paper program; repatriation of cash to the U.S.; the likelihood of the issuance of additional debt and the applicable interest rate; the continuing impact of the COVID-19 pandemic on our financial results and future availability of governmental subsidies for COVID-19 or other public health events; our ceo transition; our share repurchase program; our use of cash and cash requirements; the expected effects of new accounting pronouncements and the estimated impact of changes in U.S. tax law, including on tax rates, investments funded by these changes and potential outcomes; and effects of legal proceedings. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Actual future results and trends may differ materially depending on a variety of factors, including, but not limited to: the continuing impact of COVID-19 on our business; regulatory measures or voluntary actions that may be put in place to limit the spread of COVID-19, including restrictions on business operations or social distancing requirements, and the duration and efficacy of such restrictions; the resurgence of COVID-19 infections and the circulation of novel variants of COVID-19; fluctuations in U.S. and international economies and currencies; our ability to preserve, grow and leverage our brands; the ability of our business partners and third-party providers to fulfill their responsibilities and commitments; potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling; potential negative effects of material breaches of our information technology systems to the extent we experience a material breach; material failures of our information technology systems; costs associated with, and the successful execution of, the company’s initiatives and plans; new initiatives and plans or revisions to existing initiatives or plans; our ability to obtain financing on acceptable terms; the acceptance of the company’s products by our customers, evolving consumer preferences and tastes and changes in consumer spending behavior; partner investments, changes in the availability and cost of labor including any union organizing efforts and our responses to such efforts; failure to attract or retain key executive or employee talent or successfully transition executives; significant increased logistics costs; inflationary pressures; the impact of competition; inherent risks of operating a global business including any potential negative effects stemming from the Russian invasion of Ukraine; the prices and availability of coffee, dairy and other raw materials; the effect of legal proceedings; and the effects of changes in tax laws and related guidance and regulations that may be implemented, including the Inflation Reduction Act of 2022 and other risks detailed in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings.

A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. You should not place undue reliance on the forward-looking statements, which speak only as of the date of this release. We are under no obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Metrics
The company's financial results and long-term growth model will continue to be driven by new store openings, comparable store sales growth and operating margin management. We believe these key operating metrics are useful to investors because management uses these metrics to assess the growth of our business and the effectiveness of our marketing and operational strategies.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tiffany Willis	Reggie Borges
investorrelations@starbucks.com	press@starbucks.com
206-318-7100

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021

	(13 Weeks Ended)	(14 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$6,901.4	$6,864.3	0.5%	82.0%	84.3%
Licensed stores	998.4	794.5	25.7	11.9	9.8
Other	514.4	487.9	5.4	6.1	6.0
Total net revenues	8,414.2	8,146.7	3.3	100.0	100.0
Product and distribution costs	2,711.0	2,491.1	8.8	32.2	30.6
Store operating expenses	3,544.7	3,273.4	8.3	42.1	40.2
Other operating expenses	123.1	108.6	13.4	1.5	1.3
Depreciation and amortization expenses	357.4	354.7	0.8	4.2	4.4
General and administrative expenses	538.0	501.2	7.3	6.4	6.2
Restructuring and impairments	35.1	55.5	(36.8)	0.4	0.7
Total operating expenses	7,309.3	6,784.5	7.7	86.9	83.3
Income from equity investees	90.6	120.0	(24.5)	1.1	1.5
Operating income	1,195.5	1,482.2	(19.3)	14.2	18.2
Net gain resulting from divestiture of certain operations	—	864.5	nm	—	10.6
Interest income and other, net	31.0	21.5	44.2	0.4	0.3
Interest expense	(125.3)	(120.6)	3.9	(1.5)	(1.5)
Earnings before income taxes	1,101.2	2,247.6	(51.0)	13.1	27.6
Income tax expense	222.7	483.0	(53.9)	2.6	5.9
Net earnings including noncontrolling interests	878.5	1,764.6	(50.2)	10.4	21.7
Net earnings attributable to noncontrolling interests	0.2	0.2	0.0	0.0	0.0
Net earnings attributable to Starbucks	$878.3	$1,764.4	(50.2)	10.4%	21.7%
Net earnings per common share - diluted	$0.76	$1.49	(49.0)%
Weighted avg. shares outstanding - diluted	1,152.5	1,187.9
Cash dividends declared per share	$0.53	$0.49
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				51.4%	47.7%
Effective tax rate including noncontrolling interests				20.2%	21.5%

	Year Ended			Year Ended
	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021
	(52 Weeks Ended)	(53 Weeks Ended)		As a % of total net revenues
Net revenues:
Company-operated stores	$26,576.1	$24,607.0	8.0%	82.4%	84.7%
Licensed stores	3,655.5	2,683.6	36.2	11.3	9.2
Other	2,018.7	1,770.0	14.1	6.3	6.1
Total net revenues	32,250.3	29,060.6	11.0	100.0	100.0
Product and distribution costs	10,317.4	8,738.7	18.1	32.0	30.1
Store operating expenses	13,561.8	11,930.9	13.7	42.1	41.1
Other operating expenses	461.5	359.5	28.4	1.4	1.2
Depreciation and amortization expenses	1,447.9	1,441.7	0.4	4.5	5.0
General and administrative expenses	2,032.0	1,932.6	5.1	6.3	6.7
Restructuring and impairments	46.0	170.4	(73.0)	0.1	0.6
Total operating expenses	27,866.6	24,573.8	13.4	86.4	84.6
Income from equity investees	234.1	385.3	(39.2)	0.7	1.3
Operating income	4,617.8	4,872.1	(5.2)	14.3	16.8
Net gain resulting from divestiture of certain operations	—	864.5	nm	—	3.0
Interest income and other, net	97.0	90.1	7.7	0.3	0.3
Interest expense	(482.9)	(469.8)	2.8	(1.5)	(1.6)
Earnings before income taxes	4,231.9	5,356.9	(21.0)	13.1	18.4
Income tax expense	948.5	1,156.6	(18.0)	2.9	4.0
Net earnings including noncontrolling interests	3,283.4	4,200.3	(21.8)	10.2	14.5
Net earnings attributable to noncontrolling interests	1.8	1.0	80.0	0.0	0.0
Net earnings attributable to Starbucks	$3,281.6	$4,199.3	(21.9)	10.2%	14.5%
Net earnings per common share - diluted	$2.83	$3.54	(20.1)%
Weighted avg. shares outstanding - diluted	1,158.5	1,185.5
Cash dividends declared per share	$2.00	$2.29
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				51.0%	48.5%
Effective tax rate including noncontrolling interests				22.4%	21.6%

Segment Results (in millions)

North America

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021
Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of North America total net revenues
Net revenues:
Company-operated stores	$5,550.5	$5,254.3	5.6%	90.5%	91.2%
Licensed stores	583.4	506.5	15.2	9.5	8.8
Other	0.5	2.2	(77.3)	0.0	0.0
Total net revenues	6,134.4	5,763.0	6.4	100.0	100.0
Product and distribution costs	1,770.6	1,580.3	12.0	28.9	27.4
Store operating expenses	2,862.2	2,570.8	11.3	46.7	44.6
Other operating expenses	51.4	47.3	8.7	0.8	0.8
Depreciation and amortization expenses	205.2	189.9	8.1	3.3	3.3
General and administrative expenses	78.8	78.4	0.5	1.3	1.4
Restructuring and impairments	24.4	40.5	(39.8)	0.4	0.7
Total operating expenses	4,992.6	4,507.2	10.8	81.4	78.2
Operating income	$1,141.8	$1,255.8	(9.1)%	18.6%	21.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.6%	48.9%

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of North America total net revenues
Net revenues:
Company-operated stores	$21,214.2	$18,737.3	13.2%	90.8%	91.6%
Licensed stores	2,150.5	1,702.2	26.3	9.2	8.3
Other	6.1	8.4	(27.4)	0.0	0.0
Total net revenues	23,370.8	20,447.9	14.3	100.0	100.0
Product and distribution costs	6,677.2	5,453.8	22.4	28.6	26.7
Store operating expenses	10,860.0	9,359.5	16.0	46.5	45.8
Other operating expenses	202.1	166.0	21.7	0.9	0.8
Depreciation and amortization expenses	808.4	753.9	7.2	3.5	3.7
General and administrative expenses	303.3	300.0	1.1	1.3	1.5
Restructuring and impairments	33.3	155.4	(78.6)	0.1	0.8
Total operating expenses	18,884.3	16,188.6	16.7	80.8	79.2
Operating income	$4,486.5	$4,259.3	5.3%	19.2%	20.8%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				51.2%	50.0%

International

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021
Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of International total net revenues
Net revenues:
Company-operated stores	$1,350.9	$1,610.0	(16.1)%	76.0%	84.1%
Licensed stores	415.0	288.0	44.1	23.4	15.0
Other	11.1	16.6	(33.1)	0.6	0.9
Total net revenues	1,777.0	1,914.6	(7.2)	100.0	100.0
Product and distribution costs	611.0	605.1	1.0	34.4	31.6
Store operating expenses	682.5	702.6	(2.9)	38.4	36.7
Other operating expenses	52.4	39.8	31.7	2.9	2.1
Depreciation and amortization expenses	121.5	131.6	(7.7)	6.8	6.9
General and administrative expenses	92.6	98.4	(5.9)	5.2	5.1
Total operating expenses	1,560.0	1,577.5	(1.1)	87.8	82.4
Income from equity investees	0.6	40.3	(98.5)	0.0	2.1
Operating income	$217.6	$377.4	(42.3)%	12.2%	19.7%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.5%	43.6%

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of International total net revenues
Net revenues:
Company-operated stores	$5,361.9	$5,869.7	(8.7)%	77.3%	84.8%
Licensed stores	1,505.0	981.4	53.4	21.7	14.2
Other	73.2	70.5	3.8	1.1	1.0
Total net revenues	6,940.1	6,921.6	0.3	100.0	100.0
Product and distribution costs	2,357.7	2,187.3	7.8	34.0	31.6
Store operating expenses	2,701.8	2,571.4	5.1	38.9	37.2
Other operating expenses	191.4	147.3	29.9	2.8	2.1
Depreciation and amortization expenses	513.0	544.7	(5.8)	7.4	7.9
General and administrative expenses	345.3	360.5	(4.2)	5.0	5.2
Total operating expenses	6,109.2	5,811.2	5.1	88.0	84.0
Income from equity investees	2.3	135.3	(98.3)	0.0	2.0
Operating income	$833.2	$1,245.7	(33.1)%	12.0%	18.0%
Supplemental Ratio:
Store operating expenses as a % of company-operated store revenues				50.4%	43.8%

Channel Development

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021
Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues:	$483.7	$438.3	10.4%
Product and distribution costs	309.0	277.5	11.4	63.9%	63.3%
Other operating expenses	16.0	17.0	(5.9)	3.3	3.9
Depreciation and amortization expenses	—	0.3	nm	—	0.1
General and administrative expenses	4.1	3.4	20.6	0.8	0.8
Total operating expenses	329.1	298.2	10.4	68.0	68.0
Income from equity investees	90.0	79.7	12.9	18.6	18.2
Operating income	$244.6	$219.8	11.3%	50.6%	50.1%

	Oct 2, 2022	Oct 3, 2021	% Change	Oct 2, 2022	Oct 3, 2021

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)		As a % of Channel Development total net revenues
Net revenues	$1,843.6	$1,593.6	15.7%
Product and distribution costs	1,194.2	1,011.2	18.1	64.8%	63.5%
Other operating expenses	51.6	31.3	64.9	2.8	2.0
Depreciation and amortization expenses	0.1	1.2	(91.7)	0.0	0.1
General and administrative expenses	12.2	10.8	13.0	0.7	0.7
Total operating expenses	1,258.1	1,054.5	19.3	68.2	66.2
Income from equity investees	231.8	250.0	(7.3)	12.6	15.7
Operating income	$817.3	$789.1	3.6%	44.3%	49.5%

Corporate and Other

	Oct 2, 2022	Oct 3, 2021	% Change

Quarter Ended	(13 Weeks Ended)	(14 Weeks Ended)
Net revenues	$19.1	$30.8	(38.0)%
Product and distribution costs	20.4	28.2	(27.7)
Other operating expenses	3.3	4.5	(26.7)
Depreciation and amortization expenses	30.7	32.9	(6.7)
General and administrative expenses	362.5	321.0	12.9
Restructuring and impairments	10.7	15.0	(28.7)
Total operating expenses	427.6	401.6	6.5
Operating loss	$(408.5)	$(370.8)	10.2%

	Oct 2, 2022	Oct 3, 2021	% Change

Year Ended	(52 Weeks Ended)	(53 Weeks Ended)
Net revenues	$95.8	$97.5	(1.7)%
Product and distribution costs	88.3	86.4	2.2
Other operating expenses	16.4	14.9	10.1
Depreciation and amortization expenses	126.4	141.9	(10.9)
General and administrative expenses	1,371.2	1,261.3	8.7
Restructuring and impairments	12.7	15.0	(15.3)
Total operating expenses	1,615.0	1,519.5	6.3
Operating loss	$(1,519.2)	$(1,422.0)	6.8%
Corporate and Other primarily consists of our unallocated corporate operating expenses.

STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Oct 2, 2022	Oct 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$2,818.4	$6,455.7
Short-term investments	364.5	162.2
Accounts receivable, net	1,175.5	940.0
Inventories	2,176.6	1,603.9
Prepaid expenses and other current assets	483.7	594.6
Total current assets	7,018.7	9,756.4
Long-term investments	279.1	281.7
Equity investments	311.2	268.5
Property, plant and equipment, net	6,560.5	6,369.5
Operating lease, right-of-use asset	8,015.6	8,236.0
Deferred income taxes, net	1,799.7	1,874.8
Other long-term assets	554.2	578.5
Other intangible assets	155.9	349.9
Goodwill	3,283.5	3,677.3
TOTAL ASSETS	$27,978.4	$31,392.6
LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$1,441.4	$1,211.6
Accrued liabilities	2,137.1	2,321.2
Accrued payroll and benefits	761.7	772.3
Current portion of operating lease liability	1,245.7	1,251.3
Stored value card liability and current portion of deferred revenue	1,641.9	1,596.1
Short-term debt	175.0	—
Current portion of long-term debt	1,749.0	998.9
Total current liabilities	9,151.8	8,151.4
Long-term debt	13,119.9	13,616.9
Operating lease liability	7,515.2	7,738.0
Deferred revenue	6,279.7	6,463.0
Other long-term liabilities	610.5	737.8
Total liabilities	36,677.1	36,707.1
Shareholders' deficit:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,147.9 and 1,180.0 shares, respectively	1.1	1.2
Additional paid-in capital	205.3	846.1
Retained deficit	(8,449.8)	(6,315.7)
Accumulated other comprehensive income/(loss)	(463.2)	147.2
Total shareholders’ deficit	(8,706.6)	(5,321.2)
Noncontrolling interests	7.9	6.7
Total deficit	(8,698.7)	(5,314.5)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$27,978.4	$31,392.6

STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

	Year Ended
	Oct 2, 2022	Oct 3, 2021	Sep 27, 2020
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$3,283.4	$4,200.3	$924.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,529.4	1,524.1	1,503.2
Deferred income taxes, net	(37.8)	(146.2)	(25.8)
Income earned from equity method investees	(268.7)	(347.3)	(280.7)
Distributions received from equity method investees	231.2	336.0	227.7
Net gain resulting from divestiture of certain operations	—	(864.5)	—
Stock-based compensation	271.5	319.1	248.6
Non-cash lease costs	1,497.7	1,248.6	1,197.6
Loss on retirement and impairment of assets	91.4	226.2	454.4
Other	(67.8)	(6.0)	24.5
Cash provided by/(used in) changes in operating assets and liabilities:
Accounts receivable	(326.1)	(43.0)	(2.7)
Inventories	(641.0)	(49.8)	(10.9)
Income taxes payable	(149.6)	286.1	(1,214.6)
Accounts payable	345.5	189.9	(210.8)
Deferred revenue	(75.8)	(6.1)	31.0
Operating lease liability	(1,625.6)	(1,488.1)	(1,231.4)
Other operating assets and liabilities	339.6	609.8	(37.0)
Net cash provided by operating activities	4,397.3	5,989.1	1,597.8
INVESTING ACTIVITIES:
Purchases of investments	(377.9)	(432.0)	(443.9)
Sales of investments	72.6	143.2	186.7
Maturities and calls of investments	67.3	345.5	73.7
Additions to property, plant and equipment	(1,841.3)	(1,470.0)	(1,483.6)
Net proceeds from the divestiture of certain operations	59.3	1,175.0	—
Other	(126.3)	(81.2)	(44.4)
Net cash used in investing activities	(2,146.3)	(319.5)	(1,711.5)
FINANCING ACTIVITIES:
Net proceeds/(payments) from issuance of commercial paper	175.0	(296.5)	—
Net proceeds from issuance of short-term debt	36.6	215.1	1,406.6
Repayments of short-term debt	(36.6)	(349.8)	(967.7)
Proceeds from issuance of long-term debt	1,498.1	—	4,727.6
Repayments of long-term debt	(1,000.0)	(1,250.0)	—
Proceeds from issuance of common stock	101.6	246.2	298.8
Cash dividends paid	(2,263.3)	(2,119.0)	(1,923.5)
Repurchase of common stock	(4,013.0)	—	(1,698.9)
Minimum tax withholdings on share-based awards	(127.2)	(97.0)	(91.9)
Other	(9.2)	—	(37.7)
Net cash provided by/(used in) financing activities	(5,638.0)	(3,651.0)	1,713.3
Effect of exchange rate changes on cash and cash equivalents	(250.3)	86.2	64.7
Net increase/(decrease) in cash and cash equivalents	(3,637.3)	2,104.8	1,664.3
CASH AND CASH EQUIVALENTS:
Beginning of period	6,455.7	4,350.9	2,686.6
End of period	$2,818.4	$6,455.7	$4,350.9
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$474.7	$501.1	$396.9
Income taxes	$1,157.6	$756.3	$1,699.1

Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Oct 2, 2022	Oct 3, 2021
	(13 Weeks Ended)	(14 Weeks Ended)
Revenues	$5,703.3	$5,333.4	7%
Change in Comparable Store Sales (1)	11%	22%
Change in Transactions	1%	19%
Change in Ticket	10%	3%
Store Count	15,878	15,450	3%
(1) Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

China Supplemental Data

	Quarter Ended		Change (%)
($ in millions)	Oct 2, 2022	Oct 3, 2021
	(13 Weeks Ended)	(14 Weeks Ended)
Revenues	$775.6	$964.0	(20)%
Change in Comparable Store Sales (1)	(16)%	(7)%
Change in Transactions	(17)%	(2)%
Change in Ticket	1%	(5)%
Store Count	6,021	5,360	12%
(1)Includes only Starbucks® company-operated stores open 13 months or longer. Comparable store sales exclude the effects of fluctuations in foreign currency exchange rates, stores identified for permanent closure and Siren Retail stores. Stores that are temporarily closed or operating at reduced hours due to the COVID-19 pandemic remain in comparable store sales while stores identified for permanent closure have been removed.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Oct 2, 2022	Oct 3, 2021	Oct 2, 2022	Oct 3, 2021	Oct 2, 2022	Oct 3, 2021
North America:
Company-operated stores	166	1	355	(248)	10,216	9,861
Licensed stores	79	73	114	134	7,079	6,965
Total North America	245	74	469	(114)	17,295	16,826
International:
Company-operated stores	320	259	765	744	8,037	7,272
Licensed stores	198	205	644	543	10,379	9,735
Total International	518	464	1,409	1,287	18,416	17,007
Total Company	763	538	1,878	1,173	35,711	33,833

Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP general and administrative expenses (G&A), non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share exclude the below-listed items and their related tax impacts, as they do not contribute to a meaningful evaluation of the company’s future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share are general and administrative expenses, operating income, operating income growth, operating margin, effective tax rate and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
Restructuring and impairment costs	Management excludes restructuring and impairment costs relating to the write-down of certain company-operated store and corporate assets. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.
Transaction and integration-related costs	Management excludes transaction and integration costs, primarily amortization, of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.
Nestlé transaction and integration-related costs	Management excludes the transaction and integration-related costs related to the Global Coffee Alliance with Nestlé (inclusive of incremental costs to grow and develop the alliance) for reasons discussed above.
Sale of certain company-operated business and joint venture operations	Management excludes the gain related to the sale of Evolution Fresh, as well as our South Korea and Russia joint venture operations as these incremental gains were specific to the sale activity and for reasons discussed above.

Non-GAAP G&A, non-GAAP operating income, non-GAAP operating income growth, non-GAAP operating margin, non-GAAP effective tax rate and non-GAAP earnings per share may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures.The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include acquisitions, divestitures, restructuring and other items, which are fluid and unpredictable in nature. In addition, the company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. The unavailable information could have a significant impact on the company’s GAAP financial results.

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Quarter Ended (1)
Consolidated	Oct 2, 2022	Oct 3, 2021 (2)	Change
	(13 Weeks Ended)	(14 Weeks Ended)
Operating income, as reported (GAAP)	$1,195.5	$1,482.2	(19.3)%
Restructuring and impairment costs (3)	35.1	55.5
Transaction and integration-related costs (4)	42.0	48.1
Nestlé transaction and integration-related costs (5)	—	0.1
Non-GAAP operating income	$1,272.6	$1,585.9	(19.8)%

Operating margin, as reported (GAAP)	14.2%	18.2%	(400) bps
Restructuring and impairment costs (3)	0.4	0.7
Transaction and integration-related costs (4)	0.5	0.6
Nestlé transaction and integration-related costs (5)	—	0.0
Non-GAAP operating margin	15.1%	19.5%	(440) bps

Diluted net earnings per share, as reported (GAAP)	$0.76	$1.49	(49.0)%
Restructuring and impairment costs (3)	0.03	0.05
Transaction and integration-related costs (4)	0.04	0.04
Gain resulting from divestiture of certain company-operated business and joint venture operations	—	(0.73)
Income tax effect on Non-GAAP adjustments (6)	(0.02)	0.14
Non-GAAP EPS	$0.81	$0.99	(18.2)%
(1)Certain numbers may not foot due to rounding convention.
(2)In the first quarter of fiscal 2022, the company changed its treatment of removing certain integration costs related to the acquisitions of Starbucks Japan and East China for its non-GAAP financial measures. Integration costs, primarily related to information technology investments and compensation-related programs, are deemed to be representative of ongoing operations. These integration costs will remain in our non-GAAP measures; non-GAAP measures for the quarter ended October 3, 2021 have been recast to reflect this change.
(3)Represents costs associated with our restructuring efforts.
(4)Includes amortization expense of acquired intangible assets associated with the acquisition of East China. The fourth quarter of fiscal 2022 also includes other expenses associated with the sale of our Evolution Fresh business.
(5)Represents costs associated with the Global Coffee Alliance with Nestlé.
(6)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

Q4 QTD FY22 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 QTD FY22	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Transaction and Integration-Related Costs	Nestlé Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Other operating expenses	$—	$—	$—	$2.0	$—	$2.0
Depreciation and amortization expenses	—	40.0	—	—	—	40.0
Restructuring and impairments	24.4	—	—	—	10.7	35.1
Total impact to operating income	$(24.4)	$(40.0)	$—	$(2.0)	$(10.7)	$(77.1)

Non-Operating gain
Interest income and other, net						$0.3

STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Year Ended (1)
Consolidated	Oct 2, 2022	Oct 3, 2021 (2)	Change
	(52 Weeks Ended)	(53 Weeks Ended)
Operating income, as reported (GAAP)	$4,617.8	$4,872.1	(5.2)%
Restructuring and impairment costs (3)	46.0	170.4
Transaction and integration-related costs (4)	191.2	198.1
Nestlé transaction and integration-related costs (5)	—	(22.7)
Non-GAAP operating income	$4,855.0	$5,217.9	(7.0)%

Operating margin, as reported (GAAP)	14.3%	16.8%	(250) bps
Restructuring and impairment costs (3)	0.1	0.6
Transaction and integration-related costs (4)	0.6	0.7
Nestlé transaction and integration-related costs (5)	—	(0.1)
Non-GAAP operating margin	15.1%	18.0%	(290) bps

Diluted net earnings per share, as reported (GAAP)	$2.83	$3.54	(20.1)%
Restructuring and impairment costs (3)	0.04	0.14
Transaction and integration-related costs (4)	0.17	0.17
Nestlé transaction and integration-related costs (5)	—	(0.02)
Gain resulting from divestiture of certain company-operated business and joint venture operations	(0.01)	(0.73)
Correction of prior year estimated tax expense (6)	(0.02)	—
Income tax effect on Non-GAAP adjustments (7)	(0.05)	0.10
Non-GAAP EPS	$2.96	$3.20	(7.5)%
(1)Certain numbers may not foot due to rounding convention.
(2)In the first quarter of fiscal 2022, the company changed its treatment of removing certain integration costs related to the acquisitions of Starbucks Japan and East China for its non-GAAP financial measures. Integration costs, primarily related to information technology investments and compensation-related programs, are deemed to be representative of ongoing operations. These integration costs will remain in our non-GAAP measures; non-GAAP measures for the year ended October 3, 2021 have been recast to reflect this change.
(3)Represents costs associated with our restructuring efforts.
(4)Includes amortization expense of acquired intangible assets associated with the acquisition of East China. Fiscal 2022 also includes other expenses associated with our Russia market exit and with the sale of our Evolution Fresh business. Fiscal 2021 also includes amortization expense of acquired intangible assets associated with the acquisition of Starbucks Japan.
(5)Represents costs associated with the Global Coffee Alliance with Nestlé and a change in estimate relating to a transaction cost accrual.
(6)Represents a beneficial return-to-provision adjustment related to the prior year divestiture of certain joint venture operations that also received non-GAAP treatment.
(7)Adjustments were determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

YTD FY22 NON-GAAP DISCLOSURE DETAILS
(in millions and before income taxes)

Q4 YTD FY22	North America	International	Channel Development	Corporate and Other		Consolidated
Statement of Earnings Line Item	Restructuring and Impairment Costs	Transaction and Integration-Related Costs	Nestlé Transaction and Integration-Related Costs	Transaction and Integration-Related Costs	Restructuring and Impairment Costs	Total Non-GAAP Adjustment
Other operating expenses	$—	$20.0	$—	$4.0	$—	$24.0
Depreciation and amortization expenses	—	167.1	—	—	—	167.1
General and administrative expenses	—	0.1	—	—	—	0.1
Restructuring and impairments	33.3	—	—	—	12.7	46.0
Total impact to operating income	$(33.3)	$(187.2)	$—	$(4.0)	$(12.7)	$(237.2)

Non-Operating gain
Interest income and other, net						$8.2

RECONCILIATION OF EXTRA WEEK FOR FISCAL 2021 MEASURES
(unaudited, in millions except per share data)
The following tables reconcile the impact of the extra week for the fiscal fourth quarter and fiscal year ended October 3, 2021, to further enhance the comparability as we lap the 53rd week that was part of our fiscal 2021 results.
Reconciliation of Revenues

	North America	International	Channel Development	Corporate and Other	Consolidated

Revenue for the quarter ended October 3, 2021 as reported (GAAP) - 14-weeks	$5,763.0	$1,914.6	$438.3	$30.8	$8,146.7
Impact of the extra week	(427.3)	(126.6)	(20.5)	(1.2)	(575.6)
Revenue - 13-weeks	$5,335.7	$1,788.0	$417.8	$29.6	$7,571.1
Revenue for the quarter ended October 2, 2022 (GAAP) - 13 weeks	$6,134.4	$1,777.0	$483.7	$19.1	$8,414.2
Change (%)	15%	(1)%	16%	(35)%	11%

Revenue for the year ended October 3, 2021 as reported (GAAP) - 53-weeks	$20,447.9	$6,921.6	$1,593.6	$97.5	$29,060.6
Impact of the extra week	(427.3)	(126.6)	(20.5)	(1.2)	(575.6)
Revenue - 52-weeks	$20,020.6	$6,795.0	$1,573.1	$96.3	$28,485.0
Revenue for the year ended October 2, 2022 (GAAP) - 52 weeks	$23,370.8	$6,940.1	$1,843.6	$95.8	$32,250.3
Change (%)	17%	2%	17%	(1)%	13%
Reconciliation of Operating Margin

Consolidated

Operating Margin for the quarter ended October 3, 2021 as reported (GAAP) - 14-weeks	18.2%
Non-GAAP Impact	1.3%
Non-GAAP Operating Margin - 14-weeks	19.5%
Impact of the extra week	(0.6)%
Non-GAAP Operating Margin - 13-weeks	18.9%

Operating Margin for the year ended October 3, 2021 as reported (GAAP) - 53-weeks	16.8%
Non-GAAP Impact	1.2%
Non-GAAP Operating Margin - 53-weeks	18.0%
Impact of the extra week	(0.2)%
Non-GAAP Operating Margin - 52-weeks	17.8%

Reconciliation of Earnings Per Share

	Oct 2, 2022	Oct 3, 2021	% Change
Quarter Ended
GAAP Earnings Per Share - 14-weeks		$1.49
Non-GAAP Impact		(0.50)
Non-GAAP Earnings Per Share - 14-weeks		0.99
Impact of the extra week		(0.10)
Non-GAAP Earnings Per Share - 13-weeks	$0.81	$0.89	(9)%

	Oct 2, 2022	Oct 3, 2021	% Change
Year Ended
GAAP Earnings Per Share - 53-weeks		$3.54
Non-GAAP Impact		(0.34)
Non-GAAP Earnings Per Share - 53-weeks		3.20
Impact of the extra week		(0.10)
Non-GAAP Earnings Per Share - 52-weeks	$2.96	$3.10	(5)%